EXHIBIT 5.1

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street

Suite 1100

Miami, FL 33131

T: 305 374 5600

F: 305 374 5095

November 19, 2025

Red Violet, Inc.

2650 North Military Trail

Suite 300

Boca Raton, Florida 33431

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Red Violet, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (such registration statement, as may be amended from time to time, is herein referred to as the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus, free writing prospectuses, or term sheets (each, a “Prospectus Supplement”).

The Registration Statement registers the offering and sale of up to an aggregate offering price of $150,000,000 of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 of the general rules and regulations promulgated under the Act: (i) shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), to be issued in one or more series; (iii) debt securities, which may be issued in one or more series (the “Debt Securities”), to the extent required under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), under a form of senior indenture filed as Exhibit 4.4 to the Registration Statement or under a form of subordinated indenture filed as Exhibit 4.5 to the Registration Statement, as such indentures may be amended or supplemented from time to time (each an “Indenture” and collectively the “Indentures”) to be entered into by and between the Company, as issuer, and a trustee (the “Trustee”); (iv) depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock, or Debt Securities in one or more series (the “Warrants”); and (vi) units consisting of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, or Warrants in any combination (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, and Units are referred to herein collectively as the “Securities.” All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended, as currently in effect (the “Certificate of Incorporation”); (iii) the Amended and Restated Bylaws of the Company as currently in effect (the “Bylaws”); and (iv) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all

Red Violet, Inc.

November 19, 2025

documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

With your consent, we have assumed that (i) each of the Debt Securities, the Indentures and any related supplemental indenture, term sheet or certificate establishing the terms thereof, the Warrants and any related warrant agreement, the Depository Shares, and related deposit agreement, the Units and any related unit agreement, and any purchase, underwriting or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable; (ii) the Depository Shares, deposit agreements, the Warrants, warrant agreements, Units and unit agreements will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation; (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto; and (iv) each of the Documents will constitute valid and binding obligations of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms.

We also have assumed that none of (i) the execution, delivery and performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance and delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Certificate of Incorporation or Bylaws, each as then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and applicable Prospectus Supplement; (ii) an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and such Prospectus Supplement; (iii) prior to any offering and sale of the Securities, the Company’s Board of Directors, including any appropriate committee thereof, will take all corporate action necessary to duly authorize the offering and sale of the Securities, including the price at which the Securities are to be issued and sold; (iv) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, Prospectus, or applicable Prospectus Supplement and the corporate action of the Company authorizing the issuance and sale of such Securities; (v) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act, if applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement; (vi) the Indentures and the Trustee will have been qualified pursuant to the Trust Indenture Act at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement; and (vii) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement, Prospectus and applicable Prospectus Supplement or, in the case of Debt Securities, Depository Shares, Warrants and Units, as applicable, represented by, comprising or issuable upon exchange, exercise or conversion of such Securities, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.

Based upon the foregoing and subject to the limitations set forth below, as of the date hereof, we are of the opinion that:

1.
The Company is a Delaware corporation that is validly existing and in good standing under Delaware law.

Red Violet, Inc.

November 19, 2025

2.
With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement, including shares of Common Stock issuable upon conversion of, exchange of or exercise of any Preferred Stock, Debt Securities, Warrants or Units (the “Offered Common Stock”), (i) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (ii) such Offered Common Stock shall have been duly authorized by the Company, (iii) the Offered Common Stock has been duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, provided that the consideration therefor is not less than $0.0001 per share of Common Stock, and (iv) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL (as defined below) representing the shares of Offered Common Stock are duly executed and countersigned, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.
3.
With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, including shares of Preferred Stock issuable upon conversion of, exchange of or exercise of any Debt Securities, Warrants or Units (the “Offered Preferred Stock”), (i) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (ii) such Offered Preferred Stock shall have been duly authorized by the Company, including the adoption of any required certificate of designation for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate of Designation”), (iii) when the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred, (iv) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (v) the Offered Preferred Stock has been duly delivered to the purchasers thereof against payment of the agreed upon consideration therefor, provided that the consideration therefor is not less than $0.0001 per share of Preferred Stock, the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.
4.
With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, when (a) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (b) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and applicable law, (c) such Debt Securities have been duly authorized by all necessary corporate action of the Company, duly authenticated by the Trustee and duly executed, issued and delivered against payment of the consideration therefor in accordance with such Indenture and as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) if such Debt Securities are convertible into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with the applicable Indenture, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
5.
With respect to any Depository Shares to be offered by the Company pursuant to the Registration Statement, when (a) a deposit agreement, if any, has been duly authorized, executed and delivered by the Company and the depository named therein, (b) the specific terms of a particular issuance of Depository Shares have been duly established in accordance with such deposit agreement and applicable law, (c) such Depository Shares have been duly executed, issued and delivered against payment therefor in accordance with such deposit agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Preferred Stock issuable upon conversion or exchange of the Depository Shares have been duly authorized and reserved for issuance conversion or exchange of such Depository Shares by all necessary corporate action and in accordance with the terms of the Depository Shares and the deposit agreement, such Depository Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

Red Violet, Inc.

November 19, 2025

6.
With respect to any Warrants to be offered pursuant to the Registration Statement, when (a) a warrant agreement, if any, has been duly authorized, executed and delivered by the Company and the warrant agent named therein, (b) the specific terms of the particular issuance of Warrants have been duly established in accordance with such warrant agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Common Stock or Preferred Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants and/or (ii) the Debt Securities issuable upon exercise of such Warrants have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture and reserved for delivery upon exercise of the Warrants, in each case by all necessary corporate action and in accordance with the terms of the Warrants and the warrant agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.
7.
With respect to any Units to be offered by the Company pursuant to the Registration Statement, when (a) a unit agreement has been duly authorized, executed and delivered by the Company and the counterparty named therein, (b) the specific terms of the particular issuance of Units have been duly established in accordance with such unit agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such unit agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Common Stock or Preferred Stock comprising the Units have been duly authorized and reserved for issuance, (ii) the Debt Securities comprising such Units have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture and reserved for delivery, (iii) the Depository Shares have been duly executed, issued and delivered, and/or (iv) the Warrants have been duly authorized, executed and delivered, in each case by all necessary corporate action and in accordance with the terms of the Units and the unit agreement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

For purposes of this opinion, we express no opinion as to matters governed by laws of any jurisdiction other than New York and the General Corporation Law of the State of Delaware (the “DGCL”). We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws. We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman LLP

AKERMAN LLP